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                                                                    EXHIBIT 23.1

                 MARKET CONSULTANT AND FUEL CONSULTANT CONSENT
                    (Registration Statement and Prospectus)

     We consent to the inclusion of (i) our report titled "Power Market
Assessment: Mid-America Interconnected Network (MAIN)", dated September 6, 2001 and (ii) our report titled, "Independent Fuel Consultant's Report," dated August 21, 2001 (together, the "Reports"), in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities Exchange Commission with respect to Elwood Energy LLC's 8.159% Senior Secured Bonds due 2026 (the "Bonds") and the related Debt Service Reserve Guaranties of Dominion Resources, Inc. and Peoples Energy Corporation and in the prospectus relating to such Registration Statement. We also consent to reference to us under the heading "Independent Power Market and Fuel Consultant" and to the filing of this Consent as an exhibit to the Registration Statement.


                                    PACE GLOBAL ENERGY SERVICES, LLC



                                    By:  /s/ Mark A. Peterson
                                       -------------------------
                                    Name: Mark A. Peterson
                                    Title: Executive Director

Dated: January 10, 2002